CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-246323 on Form S-3 and Registration Statement Nos. 333-27877, 333-114488, and 333-234760 on Form S-8 of our reports dated February 24, 2023, relating to the financial statements of MDU Resources Group, Inc., and the effectiveness of MDU Resources Group, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 24, 2023